News Release

Contacts:        Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2017

Boston, MA, November 21, 2017 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $2.42 for the fiscal year ended October 31, 2017, an increase of 14 percent from $2.12 of earnings per diluted share for the fiscal year ended October 31, 2016.

The Company reported adjusted earnings per diluted share(1) of $2.48 for the fiscal year ended October 31, 2017, an increase of 16 percent from $2.13 of adjusted earnings per diluted share for the fiscal year ended October 31, 2016. For the fiscal year ended October 31, 2017, adjusted earnings differed from earnings under U.S. generally accepted accounting principles (GAAP) by $0.06 per diluted share to reflect $5.4 million of costs associated with the May 2017 retirement of $250 million aggregate principal amount of the Company’s 6.5 percent senior notes due October 2, 2017 (2017 Senior Notes), $3.5 million of structuring fees paid in connection with the $210 million initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust (2022 Target Term Trust) in July 2017 and $0.5 million to reflect increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value. For the fiscal year ended October 31, 2016, adjusted earnings differed from GAAP earnings by $0.01 per diluted share to reflect $2.3 million of structuring fees paid in connection with the $215 million initial public offering of Eaton Vance High Income 2021 Target Term Trust (2021 Target Term Trust) in May 2016. Attachment 2 shows a reconciliation of GAAP earnings to adjusted earnings.

The Company earned $0.69 per diluted share in the fourth quarter of fiscal 2017, an increase of 21 percent from $0.57 per diluted share in the fourth quarter of fiscal 2016 and an increase of 19 percent from $0.58 per diluted share in the third quarter of fiscal 2017.

The Company had adjusted earnings per diluted share of $0.70 in the fourth quarter of fiscal 2017, an increase of 23 percent from $0.57 of adjusted earnings per diluted share in the fourth quarter of fiscal 2016 and an increase of 13 percent from $0.62 of adjusted earnings per diluted share in the third quarter of fiscal 2017. In the fourth quarter of fiscal 2017, adjusted earnings differed from GAAP earnings by $0.01 per diluted share to reflect increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value. Adjusted earnings per diluted share matched GAAP earnings per diluted share in the fourth quarter of fiscal 2016. In the third quarter of fiscal 2017, adjusted earnings

(1)Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. In calculating these non-GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature or otherwise outside the ordinary course of business. These adjustments may include the add back of adjustments made in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments), and, when applicable, other items such as closed-end fund structuring fees, special dividends, costs associated with retiring debt and tax settlements. Management and our Board of Directors, as well as our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a better baseline for analyzing trends in our underlying business.

differed from GAAP earnings by $0.04 per diluted share to reflect $5.4 million of costs associated with retiring the 2017 Senior Notes and $3.5 million of structuring fees paid in connection with the initial public offering of the 2022 Target Term Trust, as mentioned above.

Net gains and other investment income related to seed capital investments contributed $0.04 and $0.05 to earnings per diluted share for the fiscal years ended October 31, 2017 and 2016, respectively. Net gains and other investment income related to seed capital investments contributed $0.01 to earnings per diluted share in each of the fourth quarter of fiscal 2017, the fourth quarter of fiscal 2016 and the third quarter of fiscal 2017.

Consolidated net inflows of $37.8 billion for the fiscal year ended October 31, 2017 represent an 11 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $19.3 billion and 6 percent annualized internal growth in managed assets for the fiscal year ended October 31, 2016. On the basis of net contribution to management fee revenue, the Company’s annualized internal revenue growth rate was 7 percent for the fiscal year ended October 31, 2017 and 1 percent for the fiscal year ended October 31, 2016.

Consolidated net inflows of $8.0 billion in the fourth quarter of fiscal 2017 represent an 8 percent annualized internal growth rate in managed assets. This compares to net inflows of $4.8 billion and 6 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2016 and net inflows of $9.1 billion and annualized internal growth in managed assets of 9 percent in the third quarter of fiscal 2017. On the basis of net contribution to management fee revenue, the Company’s annualized internal revenue growth rate was 5 percent in the fourth quarter of fiscal 2017, 2 percent in the fourth quarter of fiscal 2016 and 6 percent in the third quarter of fiscal 2017.

Consolidated assets under management were $422.3 billion on October 31, 2017, up 26 percent from $336.4 billion of consolidated managed assets on October 31, 2016 and up 4 percent from $405.6 billion of consolidated managed assets on July 31, 2017. The year-over-year increase in consolidated assets under management reflects net inflows of $37.8 billion, market price appreciation of $38.2 billion and $9.9 billion of new managed assets gained in the acquisition of the business assets of Calvert Investment Management, Inc. (Calvert) on December 30, 2016. The sequential quarterly increase in consolidated assets under management reflects net inflows of $8.0 billion and market price appreciation of $8.8 billion in the fourth quarter of fiscal 2017.

“Eaton Vance finished fiscal 2017 on a strong note, with record consolidated assets under management and annual net flows and a new all-time high quarter earnings rate in the fourth quarter,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Favorable market performance and our continuing organic revenue growth position the Company for further earnings progress in fiscal 2018.”

Average consolidated assets under management were $382.4 billion for the fiscal year ended October 31, 2017, an increase of 19 percent from $320.9 billion for the fiscal year ended October 31, 2016. Average consolidated assets under management were $413.9 billion in the fourth quarter of fiscal 2017, up 22 percent from $338.9 billion in the fourth quarter of fiscal 2016 and up 5 percent from $395.2 billion in the third quarter of fiscal 2017.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 34.5 basis points for the fiscal year ended October 31, 2017, a decrease of 4 percent from 35.8 basis points for the fiscal year ended October 31, 2016. Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 33.9 basis points in the fourth quarter of fiscal 2017, down 3 percent from 35.0 basis points in the fourth quarter of fiscal 2016 and down 1 percent from 34.2 basis points in the third quarter of fiscal 2017. Changes in average management fee rates for the compared periods primarily reflect the ongoing shift in the Company’s mix of business toward lower-fee mandates.

Attachments 5 and 6 summarize the Company’s assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $168.3 billion for the fiscal year ended October 31, 2017, an increase of 35 percent from $125.1 billion for the fiscal year ended October 31, 2016. Consolidated sales and other inflows were $44.6 billion in the fourth quarter of fiscal 2017, up 27 percent from $35.1 billion in the fourth quarter of fiscal 2016 and up 12 percent from $39.8 billion in the third quarter of fiscal 2017.

Consolidated redemptions and other outflows were $130.4 billion for the fiscal year ended October 31, 2017, an increase of 23 percent from $105.8 billion for the fiscal year ended October 31, 2016. Consolidated redemptions and other outflows were $36.6 billion in the fourth quarter of fiscal 2017, up 21 percent from $30.2 billion in the fourth quarter of fiscal 2016 and up 19 percent from $30.7 billion in the third quarter of fiscal 2017.

As of October 31, 2017, the Company’s 49 percent-owned affiliate Hexavest, Inc. (Hexavest) managed $16.0 billion of client assets, up 17 percent from $13.7 billion of managed assets on October 31, 2016 and up 4 percent from $15.4 billion of managed assets on July 31, 2017. Hexavest had net inflows of $0.1 billion for the fiscal year ended October 31, 2017 versus net outflows of $1.1 billion for the fiscal year ended October 31, 2016. Hexavest had net inflows of $0.3 billion in the fourth quarter of fiscal 2017 versus net outflows of $0.1 billion in the fourth quarter of fiscal 2016 and net inflows of $0.4 billion in the third quarter of fiscal 2017. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
(in thousands, except per share figures)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2017	2017	2016	2017	2016
Revenue	$405,673	$393,746	$346,846	$1,529,010	$1,342,860
Expenses	267,302	272,715	235,696	1,046,252	928,592
Operating income	138,371	121,031	111,150	482,758	414,268
Operating margin	34.1%	30.7%	32.0%	31.6%	30.8%
Non-operating expense	(1,920)	(6,039)	(6,505)	(13,589)	(6,216)
Income taxes	(49,802)	(42,462)	(40,837)	(173,666)	(153,630)
Equity in net income of
affiliates, net of tax	2,897	2,323	2,488	10,870	10,335
Net income	89,546	74,853	66,296	306,373	264,757
Net income attributable to
non-controlling and other
beneficial interests	(7,462)	(7,492)	(1,241)	(24,242)	(23,450)
Net income attributable to
Eaton Vance Corp. shareholders	$82,084	$67,361	$65,055	$282,131	$241,307
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$82,726	$72,849	$65,132	$288,187	$242,908
Earnings per diluted share	$0.69	$0.58	$0.57	$2.42	$2.12
Adjusted earnings per diluted share	$0.70	$0.62	$0.57	$2.48	$2.13

Full Year Fiscal 2017 vs. Full Year Fiscal 2016

In fiscal 2017, revenue increased 14 percent to $1.5 billion from $1.3 billion in fiscal 2016. Management fees were up 15 percent, as a 19 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees contributed $0.4 million in fiscal 2017 compared to $3.4 million in fiscal 2016. Distribution and service fee revenues collectively were up 9 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 13 percent to $1.0 billion in fiscal 2017 from $0.9 billion in fiscal 2016, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects higher sales-based and operating income-based bonus accruals, higher salaries and benefits associated with increases in headcount, partly in connection with the Calvert acquisition, and higher stock-based compensation. The increase in distribution expense reflects an increase in closed-end fund structuring fees and higher marketing and promotion costs, primarily driven by higher average managed assets and the acquisition of the Calvert business. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies attributable primarily to the addition of the Calvert funds, higher sub-advisory fees paid, an increase in fund expenses borne by the Company on funds for which it earns an all-in fee and $1.9 million in one-time reimbursements made to the funds by the Company in fiscal 2017. The increase in other operating expenses reflects higher travel, communications, information technology, professional services, and other corporate expenses.

Expenses in connection with the Company’s NextSharesTM exchange-traded managed funds (NextShares) initiative totaled $7.4 million in fiscal 2017 and $8.0 million in fiscal 2016.

Operating income increased 17 percent to $482.8 million in fiscal 2017 from $414.3 million in fiscal 2016. Operating margin increased to 31.6 percent in fiscal 2017 from 30.8 percent in fiscal 2016. As shown in Attachment 2, excluding the $3.5 million and $2.3 million of closed-end fund structuring fees paid in fiscal 2017 and fiscal 2016, respectively, adjusted operating income was up 17 percent year-over-year and adjusted operating margin increased to 31.8 percent in fiscal 2017 from 31.0 percent in fiscal 2016.

Non-operating expense totaled $13.6 million in fiscal 2017 versus $6.2 million in fiscal 2016. The year-over-year change reflects $5.4 million of costs incurred in connection with retiring the Company’s 2017 Senior Notes in fiscal 2017 and a $10.8 million decline in income contribution from a consolidated Collateralized Loan Obligation (CLO) entity, which was deconsolidated at the end of fiscal 2016, partially offset by a $6.9 million increase in net gains and other investment income from the Company’s investments in sponsored products and a $1.9 million decrease in interest expense. Net gains and other investment income in fiscal 2017 included a $1.9 million gain recognized upon the release from escrow of payments received in connection with the sale of the Company’s equity interest in Lloyd George Management (BVI) Ltd. in fiscal 2011. The decrease in interest expense primarily reflects the May 2017 retirement of the Company’s 6.5 percent 2017 Senior Notes and the April 2017 issuance of $300 million in aggregate principal amount of 3.5 percent senior notes due April 6, 2027 (2027 Senior Notes).

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.0 percent in fiscal 2017 and 37.7 percent in fiscal 2016.

Equity in net income of affiliates was $10.9 million in fiscal 2017 and $10.3 million in fiscal 2016. Equity in net income of affiliates in fiscal 2017 included $10.6 million from the Company’s investment in Hexavest and $0.3 million from the Company’s investment in a private equity partnership. Equity in net income of affiliates in fiscal 2016 included $10.0 million from the Company’s investment in Hexavest and $0.4 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $24.2 million in fiscal 2017 and $23.5 million in fiscal 2016.

Fourth Quarter Fiscal 2017 vs. Fourth Quarter Fiscal 2016

In the fourth quarter of fiscal 2017, revenue increased 17 percent to $405.7 million from $346.8 million in the fourth quarter of fiscal 2016. Management fees were up 18 percent, as a 22 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were -$0.3 million in the fourth quarter of fiscal 2017 versus $0.6 million in the fourth quarter of fiscal 2016. Distribution and service fee revenues collectively were up 9 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 13 percent to $267.3 million in the fourth quarter of fiscal 2017 from $235.7 million in the fourth quarter of fiscal 2016, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects higher sales-based and operating income-based bonus accruals, higher salaries and benefits associated with increases in headcount, partly in connection with the Calvert acquisition, and higher stock-based compensation. The increase in distribution expense reflects an increase in intermediary marketing support payments, primarily driven by higher average managed assets and the acquisition of the Calvert business. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies attributable primarily to the addition of the Calvert funds and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. The increase in other operating expenses reflects higher travel, communications, information technology, professional services, facilities and other corporate expenses.

Expenses in connection with the Company’s NextShares initiative totaled $1.7 million in the fourth quarter of fiscal 2017 and $2.0 million in the fourth quarter of fiscal 2016.

Operating income increased 24 percent to $138.4 million in the fourth quarter of fiscal 2017 from $111.2 million in the fourth quarter of fiscal 2016. Operating margin increased to 34.1 percent in the fourth quarter of fiscal 2017 from 32.0 percent in the fourth quarter of fiscal 2016.

Non-operating expense totaled $1.9 million in the fourth quarter of fiscal 2017 versus $6.5 million in the fourth quarter of fiscal 2016. The year-over-year change reflects a $1.3 million increase in net gains and other investment income from the Company’s investments in sponsored products, a $1.5 million decrease in interest expense and a $1.8 million decrease in expense allocation from a consolidated CLO entity, which was deconsolidated at the end of fiscal 2016. The decrease in interest expense primarily reflects the May 2017 retirement of the Company’s 6.5 percent 2017 Senior Notes and the April 2017 issuance of the Company’s 3.5 percent 2027 Senior Notes.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.5 percent in the fourth quarter of fiscal 2017 and 39.0 percent in the fourth quarter of fiscal 2016.

Equity in net income of affiliates was $2.9 million in the fourth quarter of fiscal 2017 and $2.5 million in the fourth quarter of fiscal 2016. In the fourth quarter of fiscal 2017, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the fourth quarter of fiscal 2016 included $2.3 million from the Company’s investment in Hexavest and $0.2 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $7.5 million in the fourth quarter of fiscal 2017 and $1.2 million in the fourth quarter of fiscal 2016.

Fourth Quarter Fiscal 2017 vs. Third Quarter Fiscal 2017

In the fourth quarter of fiscal 2017, revenue increased 3 percent to $405.7 million from $393.7 million in the third quarter of fiscal 2017. Management fees were up 4 percent, as a 5 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were -$0.3 million in the fourth quarter of fiscal 2017 versus $0.5 million in the third quarter of fiscal 2017. Distribution and service fee revenues collectively were down 1 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 2 percent to $267.3 million in the fourth quarter of fiscal 2017 from $272.7 million in the third quarter of fiscal 2017. Decreases in compensation, distribution expense, and fund-related expenses were partially offset by increases in service fee expense and other operating expenses. The decrease in compensation expense reflects lower sales-based bonus accruals, a decrease in stock-based compensation and lower costs associated with employee terminations, partially offset by higher operating income-based bonus accruals. Costs associated with employee terminations totaled $0.4 million in the fourth quarter of fiscal 2017 versus $3.0 million in the third quarter of fiscal 2017. The decrease in distribution expense reflects a decrease in closed-end fund structuring fees and lower marketing and promotion costs. The decrease in fund-related expenses reflects lower fund subsidies, a decrease in fund expenses borne by the Company on funds for which it earns an all-in fee and $1.9 million in one-time reimbursements made to the funds by the Company in the third quarter of fiscal 2017. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. Other operating expenses increased 4 percent, reflecting higher travel, information technology, professional services and facilities expenses.

Expenses in connection with the Company’s NextShares initiative totaled $1.7 million in the fourth quarter of fiscal 2017 and $2.0 million in the third quarter of fiscal 2017.

Operating income increased 14 percent to $138.4 million in the fourth quarter of fiscal 2017 from $121.0 million in the third quarter of fiscal 2017. Operating margin increased to 34.1 percent in the fourth quarter of fiscal 2017 from 30.7 percent in the third quarter of fiscal 2016. Excluding the $3.5 million of closed-end fund structuring fees paid during the third quarter of fiscal 2017, adjusted operating income was up 11 percent sequentially and adjusted operating margin was 31.6 percent in the third quarter of fiscal 2017.

Non-operating expense totaled $1.9 million in the fourth quarter of fiscal 2017 versus $6.0 million in the third quarter of fiscal 2017. The sequential change reflects $5.4 million of costs incurred in connection with retiring the Company’s 2017 Senior Notes in the third quarter of fiscal 2017 and a $0.3 million decrease in interest expense, partially offset by a $1.6 million decrease in net gains and other investment income from the Company’s investments in sponsored products. The decrease in interest expense primarily reflects the retirement of the Company’s 6.5 percent 2017 Senior Notes in the third quarter of fiscal 2017.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.5 percent in the fourth quarter of fiscal 2017 and 36.9 percent in the third quarter of fiscal 2017.

Equity in net income of affiliates was $2.9 million and $2.3 million in the fourth and third quarters of fiscal 2017, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $7.5 million in both the fourth and third quarters of fiscal 2017.

Balance Sheet Information

Cash and cash equivalents totaled $610.6 million on October 31, 2017, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $213.5 million of holdings of short-term debt securities with maturities between 90 days and one year. During fiscal 2017, the Company used $126.2 million to repurchase and retire approximately 2.9 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 6.1 million shares remain available. The Company began consolidating a new warehouse-stage CLO entity in the fourth quarter of fiscal 2017.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months and fiscal year ended October 31, 2017. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Fourth Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 4999047 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2017	Q4 2017
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2017	2017	2016	Q3 2017	Q4 2016	2017	2016	Change
Revenue:
Management fees	$351,993	$339,866	$298,459	4%	18%	$1,318,141	$1,151,198	15%
Distribution and underwriter fees	19,785	20,114	18,606	(2)	6	78,776	74,822	5
Service fees	30,469	30,515	27,481	-	11	119,962	107,684	11
Other revenue	3,426	3,251	2,300	5	49	12,131	9,156	32
Total revenue	405,673	393,746	346,846	3	17	1,529,010	1,342,860	14
Expenses:
Compensation and related costs	141,012	142,338	125,259	(1)	13	553,952	491,115	13
Distribution expense	32,589	37,160	29,658	(12)	10	132,873	117,996	13
Service fee expense	29,135	28,630	25,458	2	14	112,519	98,494	14
Amortization of deferred sales commissions	4,177	4,182	3,589	-	16	16,239	15,451	5
Fund-related expenses	12,243	14,029	9,766	(13)	25	48,995	35,899	36
Other expenses	48,146	46,376	41,966	4	15	181,674	169,637	7
Total expenses	267,302	272,715	235,696	(2)	13	1,046,252	928,592	13
Operating income	138,371	121,031	111,150	14	24	482,758	414,268	17
Non-operating income (expense):
Gains and other investment income, net	3,984	5,537	2,645	(28)	51	19,303	12,411	56
Interest expense	(5,904)	(6,180)	(7,386)	(4)	(20)	(27,496)	(29,410)	(7)
Loss on extinguishment of debt	-	(5,396)	-	(100)	NM	(5,396)	-	NM
Other income (expense) of consolidated
collateralized loan obligation (CLO) entity:
Gains and other investment income, net	-	-	2,415	NM	(100)	-	24,069	(100)
Interest expense	-	-	(4,179)	NM	(100)	-	(13,286)	(100)
Total non-operating expense	(1,920)	(6,039)	(6,505)	(68)	(70)	(13,589)	(6,216)	119

Income before income taxes and equity
in net income of affiliates	136,451	114,992	104,645	19	30	469,169	408,052	15
Income taxes	(49,802)	(42,462)	(40,837)	17	22	(173,666)	(153,630)	13
Equity in net income of affiliates, net of tax	2,897	2,323	2,488	25	16	10,870	10,335	5
Net income	89,546	74,853	66,296	20	35	306,373	264,757	16
Net income attributable to non-controlling
and other beneficial interests	(7,462)	(7,492)	(1,241)	-	501	(24,242)	(23,450)	3
Net income attributable to
Eaton Vance Corp. shareholders	$82,084	$67,361	$65,055	22	26	$282,131	$241,307	17

Earnings per share:
Basic	$0.73	$0.61	$0.59	20	24	$2.54	$2.20	15
Diluted	$0.69	$0.58	$0.57	19	21	$2.42	$2.12	14

Weighted average shares outstanding:
Basic	112,499	111,284	109,341	1	3	110,918	109,914	1
Diluted	118,823	117,051	114,074	2	4	116,418	113,982	2

Dividends declared per share	$0.310	$0.280	$0.280	11	11	$1.150	$1.075	7

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2017	Q4 2017
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2017	2017	2016	Q3 2017	Q4 2016	2017	2016	Change

Net income attributable to Eaton
Vance Corp. shareholders	$82,084	$67,361	$65,055	22%	26%	$282,131	$241,307	17%

Non-controlling interest value adjustments	602	3	77	NM	682	531	200	166

Closed-end fund structuring fees, net of tax	40(1)	2,139(1)	-	(98)	NM	2,179(1)	1,401(2)	56

Loss on extinguishment of debt, net of tax	-	3,346(3)	-	(100)	NM	3,346(3)	-	NM

Adjusted net income attributable
to Eaton Vance Corp. shareholders	$82,726	$72,849	$65,132	14	27	$288,187	$242,908	19

Earnings per diluted share	$0.69	$0.58	$0.57	19	21	$2.42	$2.12	14

Non-controlling interest value adjustments	0.01	-	-	NM	NM	0.01	-	NM

Closed-end fund structuring fees, net of tax	-	0.01	-	(100)	NM	0.02	0.01	100

Loss on extinguishment of debt, net of tax	-	0.03	-	(100)	NM	0.03	-	NM

Adjusted earnings per diluted share	$0.70	$0.62	$0.57	13	23	$2.48	$2.13	16

Eaton Vance Corp.
Reconciliation of operating income and operating margin
to adjusted operating income and adjusted operating margin
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2017	Q4 2017
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2017	2017	2016	Q3 2017	Q4 2016	2017	2016	Change

Operating income	$138,371	$121,031	$111,150	14%	24%	$482,758	$414,268	17%

Closed-end fund structuring fees	65(1)	3,450(1)	-	(98)	NM	3,515(1)	2,291(2)	53

Adjusted operating income	$138,436	$124,481	$111,150	11	25	$486,273	$416,559	17

Operating margin	34.1%	30.7%	32.0%	11	7	31.6%	30.8%	3

Closed-end fund structuring fees	-	0.9	-	(100)	NM	0.2	0.2	-

Adjusted operating margin	34.1%	31.6%	32.0%	8	7	31.8%	31.0%	3

(1) Reflects structuring fees paid in connection with the July 2017 initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust. The Company paid total structuring fees of $3.5 million related to the offering, net of the associated impact to taxes of $1.3 million.

(2) Reflects structuring fees paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust. The Company paid total structuring fees of $2.3 million related to the offering, net of the associated impact to taxes of $0.9 million.

(3) Reflects the $5.4 million loss on extinguishment of debt associated with retiring the Company's 2017 Senior Notes in May 2017, net of the associated impact to taxes of $2.1 million.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2017	Q4 2017
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2017	2017	2016	Q3 2017	Q4 2016	2017	2016	Change

Consolidated sponsored funds	$1,980	$3,124	$(370)	(37)%	NM %	$6,816	$(43)	NM %

Majority-owned subsidiaries	4,880	4,365	3,775	12	29	16,895	13,525	25

Non-controlling interest value adjustments	602	3	77	NM	682	531	200	166

Consolidated CLO entity	-	-	(2,241)	NM	(100)	-	9,768	(100)

Net income attributable to non-controlling
and other beneficial interests	$7,462	$7,492	$1,241	-	501	$24,242	$23,450	3

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,
	2017	2016(1)
Assets

Cash and cash equivalents	$610,555	$424,174
Management fees and other receivables	200,453	186,172
Investments	898,192	589,773
Assets of consolidated CLO entity:
Bank loan investments	31,348	-
Deferred sales commissions	36,423	27,076
Deferred income taxes	67,100	73,295
Equipment and leasehold improvements, net	48,989	44,427
Intangible assets, net	89,812	46,809
Goodwill	259,681	248,091
Loan to affiliate	5,000	5,000
Other assets	83,348	85,565
Total assets	$2,330,901	$1,730,382

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$207,330	$173,485
Accounts payable and accrued expenses	68,115	59,927
Dividend payable	44,634	36,525
Debt	618,843	571,773
Liabilities of consolidated CLO entity:
Line of credit	12,598	-
Other liabilities	116,298	75,069
Total liabilities	1,067,818	916,779

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	250,823	109,028
Total temporary equity	250,823	109,028

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 118,077,872 and 113,545,008 shares, respectively	461	444
Additional paid-in capital	148,284	-
Notes receivable from stock option exercises	(11,112)	(12,074)
Accumulated other comprehensive loss	(47,474)	(57,583)
Retained earnings	921,235	773,000
Total Eaton Vance Corp. shareholders' equity	1,011,396	703,789
Non-redeemable non-controlling interests	864	786
Total permanent equity	1,012,260	704,575
Total liabilities, temporary equity and permanent equity	$2,330,901	$1,730,382

(1) On November 1, 2016 the Company adopted Accounting Standard Update 2015-03, which requires certain debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability. The October 31, 2016 Balance Sheet shown above reflects the reclassification of $2.2 million of debt issuance costs from Other assets to Debt.

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)(2)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2017	2017	2016	2017	2016
Equity assets – beginning of period(3)(4)	$110,198	$104,666	$91,826	$89,981	$89,890
Sales and other inflows	5,156	5,745	3,833	21,111	15,321
Redemptions/outflows	(5,511)	(4,259)	(3,795)	(19,828)	(15,668)
Net flows	(355)	1,486	38	1,283	(347)
Assets acquired(5)	-	-	-	5,704	-
Exchanges	2	7	(14)	62	(32)
Market value change	3,627	4,039	(1,869)	16,442	470
Equity assets – end of period	$113,472	$110,198	$89,981	$113,472	$89,981
Fixed income assets – beginning of period(4)(6)	68,708	66,881	59,371	60,607	52,465
Sales and other inflows	5,256	5,516	4,716	22,097	20,451
Redemptions/outflows	(3,131)	(4,178)	(3,042)	(16,137)	(13,033)
Net flows	2,125	1,338	1,674	5,960	7,418
Assets acquired(5)	-	-	-	4,170	-
Exchanges	8	(2)	(21)	(139)	23
Market value change	(44)	491	(417)	199	701
Fixed income assets – end of period	$70,797	$68,708	$60,607	$70,797	$60,607
Floating-rate income assets – beginning of period(4)	38,754	36,957	32,397	32,107	35,534
Sales and other inflows	2,348	3,567	1,835	15,222	7,232
Redemptions/outflows	(1,927)	(2,113)	(2,426)	(8,889)	(11,078)
Net flows	421	1,454	(591)	6,333	(3,846)
Exchanges	(10)	(8)	28	136	(16)
Market value change	(346)	351	273	243	435
Floating-rate income assets – end of period	$38,819	$38,754	$32,107	$38,819	$32,107
Alternative assets – beginning of period(4)	11,877	11,212	9,961	10,687	10,289
Sales and other inflows	2,384	1,359	1,168	5,930	4,183
Redemptions/outflows	(1,716)	(666)	(513)	(4,067)	(3,590)
Net flows	668	693	655	1,863	593
Exchanges	3	-	(3)	(4)	(2)
Market value change	89	(28)	74	91	(193)
Alternative assets – end of period	$12,637	$11,877	$10,687	$12,637	$10,687
Portfolio implementation assets – beginning of period	93,285	86,376	72,428	71,426	59,487
Sales and other inflows	5,199	5,869	3,079	23,359	19,882
Redemptions/outflows	(3,178)	(2,790)	(3,202)	(12,438)	(10,455)
Net flows	2,021	3,079	(123)	10,921	9,427
Exchanges	-	5	11	5	(3)
Market value change	4,309	3,825	(890)	17,263	2,515
Portfolio implementation assets – end of period	$99,615	$93,285	$71,426	$99,615	$71,426
Exposure management assets – beginning of period	82,763	80,921	68,407	71,572	63,689
Sales and other inflows	24,239	17,734	20,458	80,532	57,988
Redemptions/outflows	(21,161)	(16,649)	(17,268)	(69,058)	(51,929)
Net flows	3,078	1,085	3,190	11,474	6,059
Market value change	1,135	757	(25)	3,930	1,824
Exposure management assets – end of period(2)	$86,976	$82,763	$71,572	$86,976	$71,572
Total assets under management – beginning of period	405,585	387,013	334,390	336,380	311,354
Sales and other inflows	44,582	39,790	35,089	168,251	125,057
Redemptions/outflows	(36,624)	(30,655)	(30,246)	(130,417)	(105,753)
Net flows	7,958	9,135	4,843	37,834	19,304
Assets acquired(5)	-	-	-	9,874	-
Exchanges	3	2	1	60	(30)
Market value change	8,770	9,435	(2,854)	38,168	5,752
Total assets under management – end of period	$422,316	$405,585	$336,380	$422,316	$336,380

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Reported consolidated assets under management and net flows exclude client positions in exposure management mandates identified as transitory in nature. Such positions totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of October 31, 2017 or October 31, 2016.

(3) Includes balanced and multi-asset mandates.

(4) In fiscal 2017, the Company reclassified among investment mandates certain managed assets and flows. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.

(5) Managed assets gained in the acquisition of the business assets of Calvert on December 30, 2016. Equity category and total acquired assets under management exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets as institutional separate account managed assets.

(6) Includes cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)(2)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2017	2017	2016	2017	2016
Fund assets – beginning of period(3)	$152,734	$147,341	$126,359	$125,722	$125,934
Sales and other inflows	10,303	9,736	7,083	40,967	29,890
Redemptions/outflows	(8,404)	(7,641)	(6,594)	(33,350)	(29,535)
Net flows	1,899	2,095	489	7,617	355
Assets acquired(4)	-	-	-	9,821	-
Exchanges(5)	10	2	(10)	2,196	(94)
Market value change	2,210	3,296	(1,116)	11,497	(473)
Fund assets – end of period	$156,853	$152,734	$125,722	$156,853	$125,722
Institutional separate account assets – beginning of period	154,253	149,044	134,580	136,451	119,987
Sales and other inflows	26,615	21,227	23,135	93,067	74,476
Redemptions/outflows	(24,112)	(19,109)	(20,873)	(81,096)	(62,945)
Net flows	2,503	2,118	2,262	11,971	11,531
Assets acquired(4)	-	-	-	40	-
Exchanges(5)	(8)	-	-	(2,063)	420
Market value change	3,238	3,091	(391)	13,587	4,513
Institutional separate account assets – end of period(2)	$159,986	$154,253	$136,451	$159,986	$136,451
High-net-worth separate account assets – beginning of period	36,439	33,225	25,823	25,806	24,516
Sales and other inflows	3,138	3,103	1,249	12,965	5,832
Redemptions/outflows	(1,477)	(1,347)	(844)	(5,370)	(4,841)
Net flows	1,661	1,756	405	7,595	991
Exchanges	7	4	28	(24)	(309)
Market value change	1,608	1,454	(450)	6,338	608
High-net-worth separate account assets – end of period	$39,715	$36,439	$25,806	$39,715	$25,806
Retail managed account assets – beginning of period	62,159	57,403	47,628	48,401	40,917
Sales and other inflows	4,526	5,724	3,622	21,252	14,859
Redemptions/outflows	(2,631)	(2,558)	(1,935)	(10,601)	(8,432)
Net flows	1,895	3,166	1,687	10,651	6,427
Assets acquired(4)	-	-	-	13	-
Exchanges	(6)	(4)	(17)	(49)	(47)
Market value change	1,714	1,594	(897)	6,746	1,104
Retail managed account assets – end of period	$65,762	$62,159	$48,401	$65,762	$48,401
Total assets under management – beginning of period	405,585	387,013	334,390	336,380	311,354
Sales and other inflows	44,582	39,790	35,089	168,251	125,057
Redemptions/outflows	(36,624)	(30,655)	(30,246)	(130,417)	(105,753)
Net flows	7,958	9,135	4,843	37,834	19,304
Assets acquired(4)	-	-	-	9,874	-
Exchanges	3	2	1	60	(30)
Market value change	8,770	9,435	(2,854)	38,168	5,752
Total assets under management – end of period	$422,316	$405,585	$336,380	$422,316	$336,380

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Reported consolidated assets under management and net flows exclude client positions in exposure management mandates identified as transitory in nature. Such positions (held as institutional separate accounts) totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of October 31, 2017 or October 31, 2016.

(3) Includes assets in cash management funds.

(4) Managed assets gained in the acquisition of the business assets of Calvert on December 30, 2016. Fund category and total acquired assets under management exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets as institutional separate account managed assets.

(5) Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the
Company’s acquisition of the business assets of Calvert on December 30, 2016.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)(2)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2017	2017	Change	2016	Change
Equity(3)(4)	$113,472	$110,198	3%	$89,981	26%
Fixed income(4)(5)	70,797	68,708	3%	60,607	17%
Floating-rate income(4)	38,819	38,754	0%	32,107	21%
Alternative(4)	12,637	11,877	6%	10,687	18%
Portfolio implementation	99,615	93,285	7%	71,426	39%
Exposure management(2)	86,976	82,763	5%	71,572	22%
Total	$422,316	$405,585	4%	$336,380	26%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. Such positions totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of October 31, 2017 or October 31, 2016.

(3) Includes balanced and multi-asset mandates.

(4) In fiscal 2017, the Company reclassified among investment mandates certain managed assets. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period

(5) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)(2)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2017	2017	Change	2016	Change
Open-end funds(3)(4)	$97,601	$95,797	2%	$74,721	31%
Closed-end funds(5)	24,816	24,648	1%	23,571	5%
Private funds(6)	34,436	32,289	7%	27,430	26%
Institutional separate account assets(2)(4)	159,986	154,253	4%	136,451	17%
High-net-worth separate account assets	39,715	36,439	9%	25,806	54%
Retail managed account assets	65,762	62,159	6%	48,401	36%
Total	$422,316	$405,585	4%	$336,380	26%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. Such positions (held as institutional separate accounts) totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of October 31, 2017 or October 31, 2016.

(3) Includes assets in NextShares funds.

(4) Reflects the reclassification from institutional separate accounts to open-end funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert on December 30, 2016.

(5) Includes unit investment trusts.

(6) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2017	2017	Change	2016	Change
Eaton Vance Management(3)(4)	$164,257	$160,570	2%	$143,918	14%
Parametric(2)(4)	224,941	213,213	6%	173,981	29%
Atlanta Capital(4)(5)	22,379	21,476	4%	18,481	21%
Calvert Research and Management(5)	10,739	10,326	4%	-	NM
Total	$422,316	$405,585	4%	$336,380	26%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. Such positions (managed by Parametric) ) totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of October 31, 2017 or October 31, 2016.

(3) Includes managed assets of Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(4) In fiscal 2017, the Company reclassified among investment affiliates certain managed assets. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.

(5) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Portfolio, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert Research and Management, including assets sub-advised by other Eaton Vance affiliates, were $12.9 billion and $12.5 billion as of October 31, 2017 and July 31, 2017, respectively.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)(3)
(in basis points on average managed assets)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2017	Q4 2017
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2017	2017	2016	Q3 2017	Q4 2016	2017	2016	Change
Equity(4)	60.7	61.5	63.3	-1%	-4%	61.7	62.8	-2%
Fixed income(4)	37.1	37.7	39.2	-2%	-5%	38.0	40.0	-5%
Floating-rate income(4)	51.5	50.7	51.8	2%	-1%	51.6	51.8	0%
Alternative(4)	64.2	63.2	63.7	2%	1%	63.3	63.0	0%
Portfolio implementation	14.8	14.6	14.5	1%	2%	14.7	14.9	-1%
Exposure management(2)	5.3	5.1	4.9	4%	8%	5.2	5.1	2%
Consolidated average
annualized fee rates	33.9	34.2	35.0	-1%	-3%	34.5	35.8	-4%

(1) Excludes performance-based fees, which were -$0.3 million for the three months ended October 31, 2017, $0.5 million for the three months ended July 31, 2017, $0.6 million for the three months ended October 31, 2016, $0.4 million for the fiscal year ended October 31, 2017 and $3.4 million for the fiscal year ended October 31, 2016.

(2) Excludes management fees attributable to client positions in exposure management mandates identified as transitory in nature.

(3) In fiscal 2017, the Company modified its methodology for calculating average annualized management fee rates for quarterly periods to remove the effect of variations in the number of days in a given quarter. The above presentation of prior year results has been revised for comparability purposes.

(4) In fiscal 2017, the Company reclassified among investment mandates certain managed assets. The above presentation of prior year results has been revised for comparability purposes.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2017	2017	2016	2017	2016
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$151	$262	$231	$231	$229
Sales and other inflows	30	29	10	92	22
Redemptions/outflows	(3)	(147)	(1)	(177)	(33)
Net flows	27	(118)	9	(85)	(11)
Market value change	4	7	(9)	36	13
Eaton Vance sponsored funds – end of period	$182	$151	$231	$182	$231
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,655	$2,138	$2,658	$2,492	$2,440
Sales and other inflows	399	455	77	1,124	131
Redemptions/outflows	(17)	(23)	(142)	(920)	(236)
Net flows	382	432	(65)	204	(105)
Market value change	55	85	(101)	396	157
Eaton Vance distributed separate accounts – end of period	$3,092	$2,655	$2,492	$3,092	$2,492
Total Eaton Vance distributed – beginning of period	$2,806	$2,400	$2,889	$2,723	$2,669
Sales and other inflows	429	484	87	1,216	153
Redemptions/outflows	(20)	(170)	(143)	(1,097)	(269)
Net flows	409	314	(56)	119	(116)
Market value change	59	92	(110)	432	170
Total Eaton Vance distributed – end of period	$3,274	$2,806	$2,723	$3,274	$2,723
Hexavest directly distributed – beginning of period(3)	$12,638	$12,065	$11,522	$11,021	$11,279
Sales and other inflows	290	249	375	1,140	985
Redemptions/outflows	(393)	(210)	(413)	(1,208)	(1,919)
Net flows	(103)	39	(38)	(68)	(934)
Market value change	213	534	(463)	1,795	676
Hexavest directly distributed – end of period	$12,748	$12,638	$11,021	$12,748	$11,021
Total Hexavest managed assets – beginning of period	$15,444	$14,465	$14,411	$13,744	$13,948
Sales and other inflows	719	733	462	2,356	1,138
Redemptions/outflows	(413)	(380)	(556)	(2,305)	(2,188)
Net flows	306	353	(94)	51	(1,050)
Market value change	272	626	(573)	2,227	846
Total Hexavest managed assets – end of period	$16,022	$15,444	$13,744	$16,022	$13,744

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the Eaton Vance consolidated assets under management and flows in Attachments 5 through 9.

(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the Eaton Vance consolidated assets under management and flows in Attachments 5 through 9.

(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the Eaton Vance consolidated assets under management and flows in Attachments 5 through 9.